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                                                                    EXHIBIT 10.2

     THIS AGREEMENT, made this 9th day of August, A. D., Two Thousand (2000) between PARKERS CREEK, II, L.L.C., a New Jersey Limited Liability Company, with offices at 365-B New Albany Road, Moorestown, New Jersey, 08057-1117, Party of the First Part, hereinafter called "Landlord", and BLUESTONE SOFTWARE, INC., a Delaware Corporation licensed to do business in the State of New Jersey, with Corporate Offices located at Airport Business Park, 300 Stevens Drive, Lester, Pennsylvania, 19029, Party of the Second Part, hereinafter called "Tenant".

     WITNESSETH, that in consideration of the covenants herein contained, the Landlord does hereby demise, lease and let to the Tenant, and the Tenant does hereby hire and rent from the Landlord, premises located at Briggs Road Industrial Park, 6000 Irwin Road, Mount Laurel, New Jersey, 08054, consisting of approximately 46,250 square feet. More particularly described on Exhibit "A" attached hereto and made a part hereof.

     For a term of Seven (7) Years commencing November 1, 2000 (See Item Twenty-Fifth) and expiring on October 31, 2007, at the base monthly rental as follows:

     FORTY-EIGHT THOUSAND NINE HUNDRED FORTY-SEVEN AND 92/100 DOLLARS ($48,947.92) per month ($12.70 per square foot) for the period November 1, 2000, through October 31, 2007; plus 1/12th of the estimated annual taxes and insurance, sewer and water, sprinkler standby and inspection fees, landscaping and yard maintenance, parking lot cleaning, striping and maintenance, etc., hereinafter called escrow expense, on the premises, monthly, currently estimated to be $9,635.42 per month ($2.50 per square foot). (SEE ITEM TWENTIETH).

     There shall be a late charge of $500.00 for each payment that shall not have been received within ten (10) days of the due date. Rent is payable monthly, in advance, on the first day of each and every month (except the first month's rent as Tenant agrees to pay the first month's rent in advance upon execution hereof) to Parkers Creek, II, L.L.C., at 365-B New Albany Road, Moorestown, New Jersey, 08057-1117.

     As security for the faithful performance by Tenant of all the terms and conditions upon the Tenant's part to be performed, Tenant will deposit an amount equal to one month's rent and escrow expense equal to FIFTY-FIVE THOUSAND AND 00/100 DOLLARS ($55,000.00), which sum shall be returned to Tenant, without interest, on the day set forth for the expiration of the term herein or any extension herein provided, however, that Tenant has fully and faithfully carried out all of the material terms, covenants, and conditions on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant and, if Landlord does so, Tenant shall deposit with Landlord the amount so applied so that the Landlord shall have the full deposit on hand at all times during the term of this Lease or any extension hereof.

     This Lease shall continue after the initial term unless and until terminated by either party, which termination may be effected by either party giving to the other party written notice thereof on or before ninety (90) days prior to the termination of the Lease. In default of such notice, this Lease, with all the conditions and covenants thereof, shall continue for the further period of one (1) year, at a monthly rate equal to 115% of the last month's rent payable hereunder, and shall continue so on from year to year unless and until terminated by either party giving to the other party at least ninety (90) days written notice of its intention to terminate said Lease prior to the expiration of the current term. Provided, however, that if the Landlord shall have given such written notice ninety (90) days prior to the expiration of any term hereby created of its intention to change the terms and conditions of this Lease, and Tenant shall hold over after the expiration of the time mentioned in such notice, Tenant shall be considered Tenant under the terms and conditions mentioned in such notice for such further period as Tenant may remain in possession of the demised premises or until similar subsequent notice is given by Landlord, again changing the said terms and conditions.

     FIRST. Landlord covenants to deliver possession of the demised premises to Tenant on or before the beginning of the term substantially ready for occupancy by Tenant free and clear of all tenancies and occupancies and to provide Tenant with a copy of the current temporary or final Certificate of Occupancy ("Certificate") issued by the appropriate municipal authorities evidencing Tenant's right to lawfully occupy the demised premises. Tenant agrees not to occupy the premises until such time as a temporary or final Certificate is issued. In the event that the demised premises and temporary Certificate have not been so delivered to Tenant at the beginning of the term of this Lease as herein provided, then the obligation of Tenant to pay rent shall abate until the demised premises and temporary Certificate are so delivered to Tenant. In the event a temporary


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Certificate is issued, Landlord, at its expense, shall complete all work and fulfill all requirements necessary for the municipality to issue a permanent Certificate prior to the expiration of the temporary Certificate. Tenant hereby covenants to pay upon due date thereof all rents or any changes herein included as rent. If at any time the rent payable herein shall remain unpaid for a period of ten (10) days after written notice is given by Landlord as herein provided, or should the Tenant be declared insolvent or bankrupt, make an assignment for the benefit of creditors, or if a receiver is appointed for all or substantially all of Tenant's assets; then, at the option of the Landlord, the rent for the balance of the term shall thereupon become due and payable and the Landlord shall have the full power and authority to institute any action at law or equity for the collection of said rent and the Landlord may declare the said term ended and re-enter the demised premises.

     Tenant agrees that if at any time during the continuance of this Lease, Tenant removes or attempts to remove Tenant's goods or property out of or from the demised premises excepting in the ordinary course of business without first having paid and satisfied Landlord in full for all rent which may become due during the entire term of this Lease then, and in such case, such removal or attempt to remove shall require that the whole rent for the said term then remaining unpaid shall, at the option of the Landlord, be taken to be thereupon due and payable and in arrears and Landlord shall have full power and authority to institute any action at law or in equity for the collection of rents due or to become due or to proceed by distress or any other process of law to collect the same or, at the Landlord's option, may declare the said term ended and re-enter the demised premises and every part thereof, and remove all persons or things therefrom, or to proceed by action for the recovery thereof or otherwise. All in accordance with the laws of the State of New Jersey.

     SECOND. Tenant shall not do, suffer to be done, keep, or suffer to be kept anything in, upon or about the demised premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards including, but not limited to, public liability policies, or which will prevent Landlord from procuring such policies in responsible companies licensed in New Jersey. If anything be done, omitted to be done or suffered to be done by Tenant, kept or suffered by Tenant to be kept in, upon or about the demised premises which shall cause an increase in the rate of fire or other insurance from responsible insurance company on the demised premises or adjacent premises of which the demised premises is a part, then Tenant shall be responsible for the total of such increase resulting from its use and/or occupancy.

     Landlord shall purchase and maintain hazard insurance on the building comprising the demised premises ("Building") in an amount not less than the full replacement cost of the Building. All proceeds of such insurance shall be payable directly and solely to Landlord, its assigns or mortgages, and Tenant shall have no interest therein or rights with respect thereto.

     THIRD. The Tenant shall pay all sums for electric and gas and the accounts covering those utilities shall be placed in Tenant's name prior to occupancy. In the event such utilities have not been transferred prior to occupancy, Tenant shall reimburse Landlord for its pro rata share of same.

     Unless Tenant is occupying entire building, Tenant shall use, in common, the parking facilities as provided for by Landlord, subject to such reasonable rules and regulations for parking as Landlord may promulgate for all Tenants and which Tenant is made aware. Tenant shall at all times comply with and fulfill any requirements promulgated by any state, county, municipal authorities or insurance carriers with respect to the use and/or occupancy of the demised premises. No overnight parking of any unlicensed or unregistered vehicles. Landlord reserves the right to restrict Tenant's parking to a maximum of approximately 185 spaces. (See Item Thirty-Seventh).

     FOURTH. Tenant shall be permitted to make alterations to the demised premises with the prior consent of Landlord, which shall not be unreasonably withheld. All alterations shall: (a) be performed in a good and workmanlike manner in conformity with all laws, regulations, rules, ordinances and other requirements of all governmental authorities having jurisdiction; (b) be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, provided that Landlord will promptly execute and return any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals; (c) be of such a character as to not reduce the value of the demised premises; (d) not impair or otherwise jeopardize, in any way, the structural integrity of the Building; (e) not adversely affect the structural components of the Building and (f) not adversely affect any of the plumbing, electrical and HVAC systems within the Building. Tenant, with Landlord's written approval, shall have the right to erect in and about the demised premises such signs as may be reasonably necessary to identify and advertise its occupancy and its business. The consent of the Landlord to the foregoing shall not be unreasonably withheld.


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     FIFTH. The Tenant shall pay all personal property taxes and other taxes and assessments pertaining to its goods and chattels located in or upon the demised premises.

     SIXTH. In the event that the demised premises is totally destroyed by fire or other casualty, or if such part of the demised premises is destroyed by fire or other casualty that the remainder is not reasonably usable for the Tenant's purposes as determined by a licensed architect or engineer mutually acceptable to Landlord and Tenant, then, in either such event, this Lease shall terminate and the unearned portion of the rent theretofore paid shall be returned to the Tenant, unless the demised premises is repaired by the Landlord and made fit and usable within ninety (90) working days from the happening of said damage, in which event no rent shall accrue or be payable hereunder between the period of the occurrence of such damage and the completion of such repairs. In the event that the demised premises is partially destroyed by fire or other casualty and the remaining shall be reasonably usable as determined by a licensed architect or engineer mutually acceptable to Landlord and Tenant, then there shall be an abatement of rent measured by the loss of use suffered by the Tenant based upon the area of land or building or both so damaged and Landlord shall commence to repair or restore the demised premises, at its sole cost and expense, within ninety (90) working days following the date of such damage and within fifteen
(15) days after necessary approvals are granted to start restoration. Landlord will use its best efforts to expeditiously complete said repair or restoration.

     SEVENTH. The Tenant shall be responsible for and shall maintain the interior of the demised premises in a good and orderly manner including, but not limited to: the heating, air conditioning and plumbing systems and interior lighting including ballasts and light bulbs. Landlord shall make such systems operate properly at the inception of this Lease. Tenant agrees to maintain adequate heat in the premises to prevent freezing of pipes, plumbing and other fixtures. Tenant shall notify Landlord of any problems with the roof or exterior structural walls if such problems are noticeable to Tenant. Landlord shall be responsible for maintenance, repair or replacement, if necessary, of the roof and roof membrane, the foundation and other structural components of the building of which the demised premises is a part.

     Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person as a consequence of any roof leaks or of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, drains, leaders, valleys, downspouts or the like, or interruption of the electrical, gas, power, conveyer, refrigeration, sprinkler, air conditioning or heating systems; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord, or of the Tenant, or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of, or failure beyond the control of the Landlord, of any service to be furnished or supplied by the Landlord. However, notwithstanding the foregoing, Landlord shall be liable for damages or injuries related to the foregoing if due to the gross negligence of Landlord.

     EIGHTH. If all or substantially all of the demised premises shall be taken under any condemnation or eminent domain proceedings or a deed given in lieu of such condemnation, or if such part of the demised premises is so taken that the remainder is not reasonably usable for the Tenant's purposes as determined by an independent third party mutually acceptable to Landlord and Tenant then, in either such event, this Lease and the term created pursuant hereto shall end immediately and the rent shall be apportioned accordingly and shall be immediately returned to Tenant. If a part of the demised premises shall be taken under condemnation or eminent domain proceedings and the remaining premises shall be reasonably usable for the Tenant's purposes herein specified as determined by an independent third party mutually acceptable to Landlord and Tenant, then there shall be an abatement of rent measured by the loss of use suffered by the Tenant based upon the area of land or building or both so taken.

     NINTH. The Tenant, at any time during the term of this Lease, after reasonable notice, shall permit inspection of the demised premises during usual business hours by the Landlord and by, and on behalf of, prospective purchasers, and during the four (4) months preceding the expiration of this Lease, shall permit inspection thereof by, or on behalf of, prospective tenants provided that such inspection does not interfere with the conduct of the Tenant's business. The Tenant shall permit during the four (4) months preceding the expiration of this Lease signs and notices indicating that the demised premises is to let or for sale to be posted and remain upon the demised premises.

     TENTH. Upon reasonable prior notice, the Landlord shall have the right to enter into and upon the demised premises during the usual business hours for the purpose of inspection or making such repairs or


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alterations as may be necessary for the safety and preservation thereon, provided the same does not interfere with the conduct of Tenant's business.

     ELEVENTH. Tenant, at its expense, shall replace any and all broken glass in and about the demised premises, except glass broken by the Landlord, its agents, servants, or employees after occupancy by Tenant.

     TWELFTH. Landlord hereby covenants that Tenant, upon paying the rents and keeping the covenants of this Lease, shall lawfully, peaceably and quietly hold, occupy and enjoy the demised premises for the term aforesaid. It is further understood and agreed that the covenants and agreements herein contained are binding on the parties hereto and their legal representatives, successors and assigns.

     THIRTEENTH. Any notices, demand or communication under or in connection with this Lease shall be served upon the Landlord or the Tenant by mailing the same by certified mail to the appropriate party at the address hereinabove mentioned or at such other address as may be designated in writing by the Landlord or Tenant

     FOURTEENTH. The Tenant will use and occupy the demised premises for general office purposes only for Tenant's business.

     FIFTEENTH. Tenant hereby agrees to carry public liability insurance in the amount of $2,000,000.00 in case of bodily injury or death, and at least $500,000.00 in case of property damage, protecting both the Landlord and Tenant. Tenant further agrees to furnish Landlord with a certificate of same showing the Landlord as an additional named insured.

     SIXTEENTH. Tenant shall not permit any property to be stored outside of the demised structure except dumpsters.

     SEVENTEENTH. Tenant may sublease premises, with Landlord's written approval, which approval shall not be unreasonably withheld. Such subleasing shall not relieve Tenant of its liability hereunder.

     Notwithstanding the foregoing, Tenant may assign or sublet all or part of its interest in this Lease or all or part of the demised premises to the following types of entities without the consent of the Landlord: (1) to any entity which owns or controls, is owned or controlled by, or under common control with, the Tenant; (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which the Tenant or its corporate successors or assigns is merged or consolidated so long as the Tenant's obligations are assumed by the entity surviving such merger or created by such consolidation; and (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of the Tenant's assets. Tenant shall give timely notice to Landlord of any change.

     EIGHTEENTH. Tenant's North American Industry Classification System (NAICS) Code Number is 541511. If the leased premises are used by the Tenant as a manufacturing facility or for warehousing of certain hazardous substances as defined in the Environmental Cleanup Responsibility Act or any modification or amendment thereof, the Tenant will

     (a) comply with all of the requirements of the New Jersey Environmental Protection Agency and, specifically, the Environmental Cleanup Responsibility Act (ECRA) and/or the Industrial Site Recovery Act (ISRA), if such acts are applicable, prior to the termination of this Lease;

     (b) supply the Landlord with a Letter of Exemption or a Letter of Nonapplicability, or an Approved Negative Declaration, or an Approved Completed Cleanup Plan from the New Jersey Environmental Protection Agency and pay the cost incurred in fulfilling the requirements of this act and does hereby indemnify and save Landlord harmless from any liability or costs resulting from Tenant's failure to fulfill the requirements of this act that might be imposed on the property owner by virtue of Tenant's use or occupancy of the leased premises. The Tenant shall pay rent until the Landlord is supplied with a Letter of Exemption or a Letter of Nonapplicability or an Approved Negative Declaration, or an Approved Completed Cleanup Plan from the New Jersey Environmental Protection Agency;

     The Tenant shall, at its own expense, in connection with its operations at the demised premises, and only for that which Tenant has caused to be done during the term of this Lease and renewal terms as it relates to


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Tenant's operation, comply with all applicable federal, state and local environmental statutes, regulations and ordinances including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.) ("HMTA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Section 6901, et seq.) ("RCRA"), Federal Clean Water Act, as amended (33 U.S.C.
Section 1251, et seq.) ("Clean Water Act"), and the Federal Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.) ("Clean Air Act"), the New Jersey Environmental Cleanup Responsibility Act, as amended (N.J.S.A. 13:1k-6, et seq.) ("ECRA"), the Industrial Site Recovery Act (Sections 3 - 11):S-1070 (ISRA), the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. 58:10-23-11, et seq.) ("Spill Act"), (N.J.S.A. 58:10A-23.11, et seq.), as amended ("NJ Tank Registration Act"), and the New Jersey Water Pollution Control Act, as amended (N.J.S.A. 58:10A-1, et seq.) ("NJ Water Pollution Act"), OSHA, and in the regulations adopted pursuant thereto, except as they relate to the condition of the demised premises at the inception of the Lease term.

     At no expense to the Landlord, the Tenant shall promptly provide all information concerning its operations and occurrences at the demised premises requested by the Landlord for preparation of any documentation, which may be required in connection with compliance with ISRA, including any affidavits which may be required and shall promptly sign such affidavits when requested by the Landlord. The Tenant agrees to make the demised premises available for any inspections which may be requested by the Landlord in connection with any applicable environmental law or regulation.

     Should the Tenant cause or permit any intentional or unintentional action or omission which results in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances," as such term is defined in N.J.S.A. 58:10-23.11b(k), into waters or onto lands of the state or into waters outside the jurisdiction of the state resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed or held in trust or otherwise controlled by the state, without having a permit issued by the appropriate governmental authorities, the Tenant shall promptly clean up the same in accordance with the provisions of the New Jersey Spill Compensation and Control Act or other applicable statute.

     The Tenant shall defend, indemnify and save harmless the Landlord from all fines, suits, procedures, claims, actions and reasonable costs, including reasonable attorney's fees and reasonable expenses, of any kind arising out of or in any way connected with any spills of, discharges of, or release of hazardous substances at the demised premises caused by Tenant or its employees, invitees, agents, servants or suppliers which first occur during the term of this Lease or any renewals thereof (or, in the event of reoccurrence during the term of the Lease of such an incident which first occurred prior to the commencement of the Lease term, the Tenant's obligations and liabilities hereunder shall pertain only to the extent the reoccurrence caused a worsening of a pre-existing condition) or otherwise result from the Tenant's operations at the demised premises; and from all fines, suits, procedures, claims and actions of any kind arising out of the Tenant's failure to provide all information, make all submissions and take all actions required by any municipal, state or federal regulatory, administrative or quasi-administrative authority, bureau or entity, by any court or competent jurisdiction or by any other enforcement agency.

     The Tenant shall defend, indemnify and save harmless the Landlord from and against all loss, damage, liability and reasonable expenses (including reasonable attorney's fees and expenses) which the Landlord may sustain as a result of or on account of any lien imposed on the demised premises pursuant to N.J.S.A. 58:10-23.11, et seq. in connection with the Tenant's operations at the demised premises, the Spill Compensation and Control Act or any amendments thereto, or the failure of the Tenant to comply with the Environmental Cleanup Responsibility Act as modified or amended or the Tenant's breach of any of the covenants contained herein or failure to comply with any of the rules, regulations, statutes and acts referred to herein.

     The Tenant's obligations and the indemnifications, relating specifically to environmental issues contained in this Lease shall survive the termination of this Lease and shall continue in full force and effect for the duration of the existence of any and all violations of environmental laws, rules, regulations and/or statutes attributable to the Tenant's occupancy of and/or actions at the demised premises and until the Tenant, at its sole cost and expense, causes all such violations to be remedied and the environmental condition to be corrected as required by applicable rules, regulations, statutes or acts.

     Landlord represents that to the best of its knowledge:


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     (a) The Building and land surrounding the demised premises that is owned by
Landlord ("Property") has not been used for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Property, any Hazardous Substances, there are no Hazardous Substances present on the Property, there has been no use of the Property that may, under any federal, state or local law or regulation, require any closure or cessation of any use of the Property or impose upon Landlord or its successors any monetary obligations. The Landlord has not been identified in any litigation, proceeding or investigation as a responsible party or potentially responsible party for any liability for disposal or release of any Hazardous Substance, no lien or superlien has been recorded, asserted or threatened against the Property for any liability in connection with any environmental contamination and the Property is in compliance with all federal, state or local laws and regulations relating to environmental matters.

     (b) The Building, when completed, will be structurally sound and comply with all applicable fire, zoning, building, safety and other governmental laws, regulations and codes including the Americans With Disabilities Act.

     Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, costs, liabilities, including but not limited to reasonable attorney's fees, costs of remedial action, response costs, personal injury and property damage, directly or indirectly arising out of or attributable to the untruth or inaccuracy of any of Landlord's representations set forth herein, the gross negligence of Landlord or any of Landlord's agents, contractors, servants, employees, sublicensees, licensees or invitees, or the use, generation, deposit, storage, release, threatened release, discharge, disposal, burial, dumping, spilling, leaking or other presence of Hazardous Substances on, under or above the demised premises caused by Landlord, its agents, servants or employees. This indemnity shall survive termination of this Lease for any reason.

     Tenant represents and warrants that it will indemnify and defend and hold Landlord harmless from and against any and all claims, costs, liabilities including but not limited to reasonable attorney's fees, costs of remedial action, response costs, personal injury and property damage directly or indirectly arising out of or attributable to the gross negligence of Tenant or any of Tenant's agents, contractors, servants, employees, sublicensees, licensees or invitees, or the use, generation, deposit, storage, release, threatened release, discharge, disposal, burial, dumping, spilling, leaking or other presence of Hazardous Substances brought onto or allowed on the demised premises as a result of Tenant, its agents, servants or employees. This indemnity shall survive termination of this Lease for any reason.

     NINETEENTH. Tenant agrees not to paint or erect or cause or permit to be painted or erected any signs on the exterior of the demised premises without the express written approval of the Landlord which approval shall not be unreasonably withheld. No signs are to be attached to the building's outside metal facade or masonry. In the event of any signs being painted or erected with the approval of the Landlord, Tenant agrees to remove said signs if erected and to restore said premises to its former condition prior to the expiration of this Lease or any extension or renewal thereof. Tenant may, without permission from Landlord, put vinyl letters on Tenant's entrance door. (Such letters and wording shall be done professionally and be in good taste). The sign frames, if provided by the Landlord, shall remain a part of the building and the sole property of the Landlord. Any signage must have Township and Landlord approvals.

     TWENTIETH. Tenant agrees to pay as additional rent an escrow expense of $2.50 per square foot per year, payable monthly, in advance, on the first day of each and every month. This amount shall be adjusted at the end of each Calendar Year and shall include the following items, which Landlord shall pay for and provide and include in the Tenant's monthly escrow charges:

     All direct and indirect costs of operating the building and related grounds, but not limited to the following: Water and sewer charges, including fire protection and sprinkler system inspection and monitoring charges, if any; insurance premiums; real estate taxes, assessments or other governmental charges relating to the premises; routine maintenance and routine roof repairs; lawn and shrubbery care; landscaping; maintenance and general repairs. Included in the escrow expense shall be not more than 3% for accounting and not more than 10% for Landlord's overhead expense in administering the escrow expense.

     The aforesaid amount shall be adjusted annually to reflect the Landlord's estimate of anticipated annual costs. Any deficiency or overpayment shall be credited to or paid by Tenant after the end of each Calendar Year based on actual costs or repaid to Tenant if the Lease has been terminated. Tenant's proportionate share shall be apportioned based on square footage or other equitable basis and shall be prorated for a partial year's occupancy.


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(Tenant shall be responsible for excessive costs created by Tenant's excessive usage). Tenant's share of escrow expense is estimated at $9,635.42 per month ($2.50 per square foot) and shall be annually adjusted as above. Since the Tenant is occupying the entire premises, the total costs applicable to this premises shall be Tenants' responsibility.

     Escrow expenses shall NOT include any of the following:

     (a) Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;

     (b) Leasing commissions, accountants', consultants', auditors' or attorneys' fees, costs and disbursements or other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

     (c) Costs incurred by Landlord in connection with construction of the Building and related facilities or the correction of latent defects in construction of the Building (as hereinafter defined);

     (d) Costs (including without limitation permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

     (e) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord otherwise is reimbursed by such tenants;

     (f) Depreciation and amortization;

     (g) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

     (h) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

     (i) Ground rents or rentals payable by Landlord pursuant to any over-lease;

     (j) Expenses resulting from the gross negligence or willful misconduct of Landlord;

     (k) Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations; and

     (l) Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building.

     Capital expenditures and capital repairs and replacements shall be included as escrow expenses SOLELY to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles.

     TWENTY-FIRST. This Lease is conditioned upon the Township of Mount Laurel granting a Certificate of Occupancy to Tenant prior to occupancy. The Tenant shall be responsible to make application to and pay all required fees, if any, to the Township of Mount Laurel to secure and maintain all necessary permits for its business, such as use, mercantile and occupancy permits, etc. The Landlord shall use its best efforts to assist the Tenant, as necessary, in the application and permitting process.

     TWENTY-SECOND. Exhibits "A" and "B" are attached hereto and made a part hereof.

     TWENTY-THIRD. No pets shall be permitted in or on the leased premises at any time during the lease term.

     TWENTY-FOURTH. Landlord shall install the initial required interior exit lights and fire extinguishers. Tenant is responsible for the annual upkeep and maintenance of said items during its tenancy. Upon vacation of the leased premises by the Tenant, the interior exit lights and the fire extinguishers shall remain the property of the Landlord.

     TWENTY-FIFTH. Tenant shall be responsible for any and all utilities immediately after Tenant is given right of possession of the demised premises. Tenant agrees to accept possession of the demised premises upon issuance of a temporary Certificate of Occupancy.

     In the event that a permanent or temporary Certificate of Occupancy is issued and the Lease commences on any day other than the first day of any calendar month, and the Landlord's Work is complete and the office is substantially completed, the rental payment shall commence and shall be prorated on a daily basis of $1,952.78 (base monthly rental of $48,947.92 plus monthly escrow expense of $9,635.42 - totaling $58,583.34 - divided by 30 days).

     TWENTY-SIXTH. At the end of the original Lease term or any renewals or extensions thereof, Tenant shall surrender the leased premises to Landlord in the same condition and state of repair as they were at the beginning of the original lease term, ordinary wear and tear and damage from fire or other casualty covered by insurance excepted, including Tenant constructed offices, if any.

     TWENTY-SEVENTH. Should the Tenant change the locks to the leased premises at any time during its tenancy, Tenant shall provide Landlord with an entrance key to the building immediately after making said change (to be used for emergency access only).

     TWENTY-EIGHTH. The normal maintenance of and repairs to the heating, air conditioning and plumbing shall be the Tenant's responsibility. Landlord shall make such systems operate properly at the inception of this Lease. Tenant shall maintain an annual contract with a qualified Heating and Air Conditioning Contractor to service and maintain the heating and air conditioning equipment. Tenant shall provide Landlord with proof of said contract each year of the lease term. Tenant shall be given the benefit of any new installation warranties on any HVAC equipment.

     TWENTY-NINTH. Provided Tenant is not in default, or has not been in material default for over thirty (30) days hereunder, Tenant herein is hereby given an option to renew this Lease for an additional term of Five (5) Years beginning November 1, 2007, and expiring October 31, 2012, on the same terms and conditions as set forth herein except that the base monthly rental during the option period shall be the greater of $57,758.00 or the:

     Consumer Price Index for all Urban Consumers (CPI-U) for the States of New York, New Jersey, Connecticut and Pennsylvania (with base years of 1982 through 1984 = 100) as issued by the United States Department of Labor for June 2005, divided by the same index for June 2000, multiplied by the average base monthly rental of $48,947.92. Tenant may exercise this option by giving written notice to Landlord at least one hundred thirty-five (135) days prior to the end of the then current Lease term.

     In the event said index is no longer published, another index indicating inflation with similar content to the aforesaid index shall be used. The minimum CPI adjustment shall reflect a 2-1/2% per year increase.

     THIRTIETH. Landlord shall be responsible for a brokerage commission as set forth in a separate Agreement to Insignia/ESG, Inc., 1002 E. Lincoln Drive West, Marlton, New Jersey, 08053. Tenant and Landlord represent and warrant, each to the other, that they have not created any other brokerage obligations nor discussed this premises with any other broker and shall indemnify the other from any liability resulting therefrom.

     THIRTY-FIRST. Tenant agrees to furnish from time to time, within ten (10) business days after requested by Landlord or any successor to Landlord or by the holder of any mortgage covering the land and building or any interest of Landlord therein, a certificate signed by Tenant to the effect that this Lease is then presently in full force and effect and specifying any modifications and the following, if true; that the term of this Lease has commenced and the full rental is then accruing hereunder; that Tenant has accepted possession of the premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease; that Tenant, as of the date of such certificate, has no charge, lien or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Tenant, Landlord is not then in default under this Lease. Tenant, upon reasonable request of Landlord (not more often than annually), shall furnish a current statement of the financial condition of Tenant prepared by an independent Certified Public Accountant or provide Landlord with its current published financial statement.

     THIRTY-SECOND. This Lease and all rights of the Tenant hereunder are subject and subordinate to any mortgages or other instruments of security which do now or may hereafter cover the building and the land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extension of any of such mortgages or instruments of security. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination to this Lease. Tenant shall, however, from time to time, within ten (10) days, execute, acknowledge and deliver to Landlord a commercially reasonable subordination agreement; provided that such agreement provides that so long as Tenant is not in default of this Lease the rights of Tenant under this Lease shall not be disturbed or terminated.

     THIRTY-THIRD. Tenant is hereby given permission to install a 24" Satellite Dish on the roof on the following conditions:

     (1) Prior to placement of the Satellite Dish on the roof of building, Tenant shall consult with Landlord's representative as to specific location of the Dish and method of installation.

     (2) The installation, maintenance and removal of the Satellite Dish shall be the sole responsibility of Tenant. Tenant shall place, remove and maintain at its own risk the Satellite Dish on the roof of the building. Any insurance deemed advisable for such Satellite Dish shall be purchased by Tenant at Tenant's sole cost and expense. Neither Landlord nor Landlord's agents, employees or contractors shall be liable for the theft or misappropriation thereof, nor for any damage or injury to the Satellite Dish caused by wind, water, snow, frost, heat, cold or by the act or neglect of any other tenants or occupants of the building whatsoever, unless the same shall solely and proximately result from the sole negligence of Landlord or Landlord's agents or employees. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, judgments, causes of action, losses, costs or damages arising from any act, failure to act or other occurrence causing death or injury to any person or damage to property due directly or indirectly to the installation, use, maintenance or removal of the Satellite Dish.

     (3) Upon termination of the Lease, Tenant shall remove at its sole expense the Satellite Dish from the roof of the building and restore the roof to its condition immediately prior to placement of the Satellite Dish on the roof.

     (4) The Tenant shall obtain all necessary state and governmental approvals, licenses, permits, etc. with respect to the Satellite Dish and supply Landlord with copies of same.

     THIRTY-FOURTH. Upon execution of this Lease, complete and final sealed construction plans are to be developed at the Tenant's expense by Styer & Associates, East Lancaster Avenue, Plaza 16, Ardmore, Pennsylvania, 19003, ("Plans") or other designated architectural design firm selected by the Tenant. Landlord agrees to coordinate, administrate and assist in the interior fit-out expenses in an initial "base" amount of $20.00 per square foot which is included within the base rental hereunder ("Tenant Work"). The Tenant will be responsible to pay for all fit-out expenses exceeding the "base" amount defined as the "overage" which may be paid as follows: (a) The Tenant may elect to pay the "overage" by increasing the rent during the term hereof by .13(cent) per square foot for each $1.00 per square foot of "overage" cost in excess of the "base" $20.00 per square foot of fit-out (amortization of the "overage" costs) or, (b) the Tenant may reimburse the Landlord at Lease commencement for fit-out costs in excess of $20.00 per square foot.

     In any event, all fit-out costs in excess of $25.00 per square foot shall be reimbursed at Lease commencement and not amortized.

     Reimbursement to the Landlord for any excess shall take place within thirty
(30) days of the Township's issuance of the temporary Certificate of Occupancy.

     Prior to commencement of Tenant Work and within twenty (20) days following execution of this Lease, the Landlord shall provide Tenant with a budget (as prepared by Kay Construction) of the estimated costs of the Tenant Work based on the then current available plans. In the event Tenant reasonably believes that the amount proposed by Kay Construction for the interior fit-out is excessive, then Tenant may seek alternative bids or estimates for construction of the Tenant Work by any responsible, bondable third party, general contractor or sub-contractor. Any delay in the estimated time of completion of the building as a result of the extended bidding process, finalizing contracts, obtaining building permits, or contractor delays as a result of a successful bidder other than Kay Construction will not delay the commencement date of the rent payment.

     Landlord shall not commence the Tenant Work until approval of the proposed budget by Tenant, which approval shall not be unreasonably withheld.

     Landlord's Work (as hereinafter defined) includes completion of all exterior site work, landscaping, paving, site lighting, including completion of exterior entrance doors and windows in front and rear walls, concrete slab, roof, three (3) overhead doors, underground electric service to the building (Primary 800 AMP), secondary power terminated at electric meter, telephone conduit to utility room, domestic water, fire sprinkler, installation of sprinkler drops to ceiling height, fire sprinkler standby service water main to sprinkler room, roof-top heating and air conditioning equipment and distribution duct work excluding dedicated computer room special HVAC equipment, all at Landlord's expense.

     Any additional windows or openings in either of the existing side (end) walls shall be included within the Tenant Work.

     The balance of all Tenant required interior work including sheetrock walls, floor covering, ceiling, mechanical and electrical systems, etc. are all part of Landlord's fit-out allowance and the Tenant Work. The Landlord fit-out allowance and Tenant Work do not include cubicles, artwork, decorating, etc. which shall be done separately by Tenant.

     Within ten (10) days from execution hereof, Tenant will provide and maintain either an irrevocable letter of credit, bond, guaranty or other negotiable instrument acceptable to Landlord in the amount of any unreimbursed interior fit-out expenses. The face amount of said instrument shall reduce by approximately one-seventh (1/7th) annually.

     THIRTY-FIFTH. Upon execution of this Lease, the Tenant and Landlord will commence to prepare a complete set of construction documents for the interior fit-out of the space. The Landlord anticipates a Tenant fit-out construction sequence of approximately 12 weeks from the receipt of the Mt. Laurel Township approved construction plans and permits. The Landlord and Tenant hereby agree to execute a Lease Modification Agreement following Tenant's occupancy reflecting the actual occupancy date if different from November 1, 2000 and Lease shall be modified to reflect the actual date premises is available for Tenants' occupancy.

     Landlord shall perform, at its expense, subject to the limitations set forth in Item Thirty-Fourth above, all of the work relating to the construction and finishing of the demised premises in accordance with the Plans that are to be approved and agreed to in writing by Tenant and Landlord ("Landlord's Work").

     Landlord represents to Tenant that for a period of one (1) year after the commencement date that the Landlord's Work, the demised premises, and the systems and equipment which are part of Landlord's Work, shall be in good working order and condition and free from any and all defects. Tenant shall give written notice to Landlord within such one (1) year period of any condition of the demised premises which Tenant reasonably determines to be defective or other than as represented by Landlord herein. Landlord will, within ten (10) days after receipt of such notice from Tenant, repair any such defective condition at Landlord's sole cost and expense. In addition, Landlord shall assign to Tenant all warranties and/or guaranties with respect to the Landlord's Work. On the commencement date, Landlord and Tenant shall inspect the demised premises and prepare a list of minor and insubstantial construction items to be completed ("Punch List Items"). The Punch List Items shall be completed by the Landlord, at its sole cost and expense, within thirty (30) days following the commencement date.

     Notwithstanding anything to the contrary contained in this Lease, in the event Landlord has not obtained the building permits and other zoning and/or land development improvement approvals from all state and local governmental authorities and/or instrumentalities necessary to commence construction of Landlord's Work in accordance with the Plans within sixty (60) days following execution of this Lease by both parties and delivery of Tenant's plans to Landlord to be complete for approval by construction official in accordance with municipal requirements, then either Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other, whereupon this Lease shall become NULL AND VOID and neither party shall have any further obligations hereunder.

     THIRTY-SIXTH. Provided Tenant is not and has not been in material default for over thirty (30) days hereunder, and shall have formally notified Landlord of its need for additional space in this area, Landlord shall first offer any vacant space owned by Landlord in the immediate vicinity of leased premises to Tenant herein prior to entering into a lease with a third party. If an existing tenant in the building has a prior option to expand into adjacent space, this right of first refusal shall be subject to the prior option.

     After notice to Tenant of available space, Tenant shall have five (5) days to exercise its right hereunder or this right of first refusal for additional space shall terminate.

     THIRTY-SEVENTH. The base design of the Site Plan for the proposed building contained approximately 185 parking spaces as originally designed. The Tenant has a future need for additional parking and upon the request of Tenant, Landlord agrees to expand the parking lot to the area shown on Exhibit "A" (Concept Site Plan) as "future parking and aisle area". The parties agree that the Landlord will complete that area, which will provide not less than 75 additional parking spaces. Said work is to be done either concurrent with completion of the fit-out or immediately after, whichever is the most expeditious way to handle with Township officials, but in no event shall construction of the additional parking commence later than thirty (30) days following receipt of all required governmental approvals. Landlord agrees that the additional cost of said parking area shall not exceed the estimated cost of approximately $75,000.00. The cost of said work is to be divided equally between the Landlord and Tenant. Landlord and Tenant agree that Tenant shall reimburse Landlord for one-half (1/2) of the total cost of said work (not more than $37,500.00) immediately upon completion and acceptance by the Township of said parking area. In the event that the fit-out costs for the interior of the building are less than $20.00 per square foot, the Tenant's share of the parking lot cost may be included as part of the interior fit-out cost.

     THIRTY-EIGHTH. The final Lease execution by all parties to this Agreement is contingent upon approval of the Business Grant by the New Jersey Economic Development Authority. The Tenant hereunder is responsible for the application. The Landlord shall not commence any portion of the plans, permits or Tenant fit-out until such time as this contingency is satisfied or waived by the Tenant.

     THIRTY-NINTH. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties other than those set forth herein. Except as otherwise provided, no subsequent alterations, amendments, changes or additions to this Lease Agreement shall be binding upon the Landlord or Tenant unless reduced to writing and agreed to and signed by an authorized representative of Landlord and an authorized officer of Tenant. If any term or provision of this Lease Agreement is to any extent invalid or unenforceable, the remaining terms and provisions of this Lease Agreement will not be affected thereby, but each term and provision of this Lease Agreement will be valid and be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their corporate officers and caused the proper corporate seals to be affixed, the day and year first above written.




PARKERS CREEK, II, L.L.C.                     BLUESTONE SOFTWARE, INC.



BY: /s/ Warren W. Stevens                     BY: /s/ S. Craig Huke
-----------------------------                 ----------------------
Warren W. Stevens                             S. Craig Huke
President                                     CFO

                                              WITNESS:

ATTEST: /s/ Timothy A. Stevens                /s/ Mary Gatto
------------------------------                ---------------------------
Timothy A. Stevens                            Mary Gatto
Secretary                                     Director of Corporate Real Estate

                             EXHIBIT "A" - SITE PLAN


     Attached hereto and made a part of the Lease Agreement between PARKERS CREEK, II, L.L.C. and BLUESTONE SOFTWARE, INC.

PARKERS CREEK, II, L.L.C.                     BLUESTONE SOFTWARE, INC.



BY: /s/ Warren W. Stevens                     BY: /s/ S. Craig Huke
-----------------------------                 ------------------------
Warren W. Stevens                             S. Craig Huke
President                                     CFO

                                              WITNESS:

ATTEST: /s/ Timothy A. Stevens                /s/ Mary Gatto
------------------------------                ---------------------------
Timothy A. Stevens                            Mary Gatto
Secretary                                     Director of Corporate Real Estate

                        EXHIBIT "B" - ARCHITECTURAL PLAN

     Attached hereto and made a part of the Lease Agreement between PARKERS CREEK, II, L.L.C. and BLUESTONE SOFTWARE, INC.

PARKERS CREEK, II, L.L.C.                     BLUESTONE SOFTWARE, INC.


BY: /s/ Warren W. Stevens                     BY: /s/ S. Craig Huke
-----------------------------                 -----------------------
Warren W. Stevens                             S. Craig Huke
President                                     CFO

                                              WITNESS:

ATTEST: /s/ Timothy A. Stevens                /s/ Mary Gatto
------------------------------                ---------------------------
Timothy A. Stevens                            Mary Gatto
Secretary                                     Director of Corporate Real Estate